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Exhibit 10(b)

Amendment to the Wells Fargo & Company Supplemental Cash Balance Plan

        Effective as of July 23, 2002, the Wells Fargo & Company Supplemental Cash Balance Plan (the "Plan") is amended as follows:

        1.    Section 3 of the Plan is amended by the addition of new subsection (f) to read in full as follows:

  (f)
  Notwithstanding the foregoing provisions of this Section, solely for the purpose of determining the special transitional benefit comparison under Section 10, if any incentive compensation payments paid after 1996 are taken into account in determining Monthly Earnings for the Plan Year in which paid, but the Participant was not a Qualified Employee for the entire Plan Year, each such incentive compensation payment shall be prorated by multiplying it by a fraction, the numerator of which is the number of months during the Plan Year in which the Participant had one or more Hours of Service as a Qualified Employee (disregarding any hours attributable to severance pay or terminal vacation), and the denominator of which is 12.

        2.    Section 9 (b) of the Plan is amended to read in full as follows:

  (b)
  Commencing July 1, 1999 and ending December 31, 2001, a special transitional investment credit will be allocated to the accounts of eligible participants for each calendar quarter during that time period by multiplying the account balance as of the beginning of the quarter by .0075. For the Plan Year commencing January 1, 2002 and ending December 31, 2002, a special transitional investment credit will be allocated to the accounts of eligible participants for each calendar quarter during that Plan Year by multiplying the account balance as of the beginning of the quarter by .00375. The special transitional investment credit for a calendar quarter will be credited to the participant's account as of the last day of the Plan Year; provided, however, that if distribution of the participant's benefit in this Plan is to commence during the Plan Year, the participant's account will be credited with a partial special transitional investment credit based on the number of quarters within the Plan Year completed prior to the distribution date. The last special transitional investment credit provided for under this subsection will be allocated for the quarter ending December 31, 2002.

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  Exhibit 10(b)